Exhibit 99.1

EXTENDED STAY AMERICA COMPLETES SALE OF CROSSLAND ECONOMY STUDIOS

CHARLOTTE, N.C. – December 10, 2015 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”) announced today that subsidiaries of the Company, including subsidiaries of ESH Hospitality, Inc. (“ESH REIT”), the Company’s REIT subsidiary, completed the sale of 53 U.S. economy extended-stay hotels and Crossland Economy Studios intellectual property for $285.0 million in cash. The disposition of the 47 Crossland Economy Studios-branded hotels and six similarly positioned Extended Stay America-branded hotels completes the Company’s transition to a single brand.

In conjunction with this transaction, ESH REIT has repaid $86.1 million in debt associated with these hotel properties. The transaction results in both improved RevPAR and reduced leverage. The expected revenue impact on the fourth quarter due to the 53 hotel disposition is approximately $4.5 million. The expected Adjusted EBITDA1 impact is approximately $3.0 million due to loss of revenue and operating expenses associated with these hotel properties. Nothing in this release should be interpreted as affirming or updating the Company’s previously issued 2015 guidance.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, anticipated benefits from hotel dispositions, anticipated use of proceeds from hotel dispositions, future financial performance, including our 2015 outlook and performance, free cash flow, debt reduction and distribution growth, as such, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on February 26, 2015 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

[1]	See “Disclosure Regarding Non-GAAP Financial Measures”

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 629 hotels in the U.S. and Canada comprising approximately 69,400 rooms and employs over 8,500 employees at its hotel properties and headquarters. The Company’s brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:

Rob Ballew

(980) 345-1546

investorrelations@extendedstay.com

Media:

Terry Atkins

(980) 345-1648

tatkins@extendedstay.com

Disclosure Regarding Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are used by the Company as supplemental performance measures. The Company believes these financial measures provide useful information to investors regarding results of operations and allow investors to evaluate ongoing operating performance and facilitate comparisons between the Company and other lodging companies, hotel owners and other capital-intensive companies. EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP. EBITDA and Adjusted EBITDA as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of operating profit, net income, net income per share or cash flow provided by operating activities calculated in accordance with U.S. GAAP.